As filed with the Securities and Exchange Commission on August 5, 2016

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

YINTECH INVESTMENT HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12th Floor, Block B,

Zhenhua Enterprise Plaza

No.3261 Dongfang Road

Pudong District, Shanghai, 200125

People’s Republic of China

(Address of principal executive offices, including zip code)

Amended and Restated 2013 Share Option Scheme

Amended and Restated 2014 Share Option Scheme

Amended and Restated Pre-IPO Restricted Share Unit Scheme

(Full title of the plan)

Law Debenture Corporate Services Inc.

400 Madison Avenue, Suite 4D

New York, NY 10017

+1 212 750 6474

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jingbo Wang
Chief Financial Officer
Yintech Investment Holdings Limited
12th Floor, Block B, Zhenhua Enterprise Plaza
No.3261 Dongfang Road
Pudong District, Shanghai, 200125
People’s Republic of China
+86 21-2028-9009

Li He, Esq. Davis Polk & Wardwell LLP 2201 China World Office 2 1 Jian Guo Men Wai Avenue Chao Yang District Beijing 100004, The People’s Republic of China +86 10-8567-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer	☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered(1)	Amount to be registered(2)		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
Ordinary shares, par value US $0.00001 per share	36,771,900	(3)	$0.163	(3)	$5,993,820	$604
Ordinary shares, par value US $0.00001 per share	46,678,714	(3)	$0.163	(3)	$7,608,630	$766
Ordinary shares, par value US $0.00001 per share	49,700,000	(3)	$0.675	(3)	$33,547,500	$3,378
Ordinary shares, par value US $0.00001 per share	83,259,565	(4)	$0.7415	(4)	$61,736,967	$6,217
Ordinary shares, par value US $0.00001 per share	89,734,629	(5)	$0.7415	(5)	$66,538,227	$6,700
TOTAL	306,144,808	(6)	—		$175,425,144	$17,665

(1)          These ordinary shares may be represented by the Registrant’s American depositary shares (“ADSs”). Each ADS represents 20 ordinary shares.  The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-194786).

(2)          Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the above-referenced plan (the “Plan”).

(3)          These ordinary shares to be registered represent shares issuable upon exercise of currently outstanding options under the Plan.  Pursuant to Rule 457(h), the proposed maximum offering price per share represents the exercise price of the outstanding option under the Plan.

(4)          These ordinary shares to be registered represent 88,446,496 shares reserved for future grants under the Amended and Restated Pre-IPO Restricted Share Unit Scheme. The proposed maximum offering price per share was determined upon the basis of the average of the high price of $15.10 and the low price of $14.56 of the Registrant’s ADSs, each of which represents 20 ordinary shares, reported on the NASDAQ Global Select Market on August 4, 2016, in accordance with Rule 457(c) under the Securities Act.

(5)          These ordinary shares to be registered are reserved for future grants under the Plan.  Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price, per share and in the aggregate, and the related portion of the aggregate registration fee in respect of the ordinary shares available for such future awards were determined upon the basis of the average of the high price of $15.10 and the low price of $14.56 of the Registrant’s ADSs, each of which represents 20 ordinary shares, reported on the NASDAQ Global Select Market on August 4, 2016, in accordance with Rule 457(c) under the Securities Act.

(6)          Any ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not have been issued for purposes of determining the maximum aggregate number of ordinary shares that may be issued under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants in the 2007 Share Plan covered by this Registration Statement, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Yintech Investment Holdings Limited (the “Registrant”) are incorporated herein by reference.

(1)         The Registrant’s prospectus filed with the Commission on April 27, 2016 pursuant to Rule 424(b)(4) under the Securities Act (Securities Act File No. 333-210584); and

(2)         The description of the Registrant’s ordinary shares contained in the Registrant’s registration statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) filed on April 20, 2016, as modified by any amendment or report filed for the purpose of updating such description (Exchange Act File No. 001-37750).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. The Registrant’s amended and restated memorandum and articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own dishonesty or fraud.

Pursuant to the indemnification agreements, the form of which was filed as Exhibit 10.4 to the Registrant’s registration statement on Form F-1, as amended (File No. 333-210584), the Registrant has agreed to indemnify its directors and officers against, to the fullest extent permitted by applicable law, any and all expenses and liabilities actually and reasonably incurred by reason of such director’s or officer’s corporate status.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

See the attached Exhibit Index.

ITEM 9.  REQUIRED UNDERTAKINGS

(a)         The undersigned Registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)             To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on August 5, 2016.

YINTECH INVESTMENT HOLDINGS LIMITED

By:	/s/ WENBIN CHEN
	Name:	Wenbin Chen
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Wenbin Chen and Jingbo Wang, and each of them acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on August 5, 2016.

Signature	Title

/s/ WENBIN CHEN	Chairman and Chief Executive Officer
Wenbin Chen	(principal executive officer)

/s/ JINGBO WANG	Chief Financial Officer
Jingbo Wang	(principal financial and accounting officer)

/s/ MING YAN	Director
Ming Yan

/s/ NINGFENG CHEN	Director
Ningfeng Chen

/s/ FENG LI	Independent Director
Feng Li

/s/ JUE YAO	Independent Director
Jue Yao

/s/ LIJUN LIN	Independent Director
Lijun Lin

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this Registration Statement in New York, on August 5, 2016.

Law Debenture Corporate Services Inc.

By:	/s/ GISELLE MANON
	Name:	Giselle Manon
	Title:	Service of Process Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1

Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s registration statement on Form F-1 filed on April 4, 2016) (Securities Act File No. 333-210584)

4.2

Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1, as amended, filed on April 19, 2016) (Securities Act File No. 333-210584)

4.3

Deposit Agreement among the Registrant, Bank of New York Mellon as depositary, and holders and beneficial owners of American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1, as amended, filed on April 19, 2016) (Securities Act File No. 333-210584)

4.4	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.3)

5.1*	Opinion of Walkers, Cayman Islands counsel to the Registrant, regarding the legality of the securities being registered

23.1*	Consent of KPMG Huazhen LLP, an independent registered public accounting firm

23.2*	Consent of Walkers (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereof)

99.1*

Yintech Investment Holdings Limited Amended and Restated 2013 Share Option Scheme (incorporated herein by reference to Exhibit 10.1 to the Registrant’s registration statement on Form F-1, as amended, filed on April 19, 2016) (Securities Act File No. 333-210584)

99.2*

Yintech Investment Holdings Limited Amended and Restated 2014 Share Option Scheme (incorporated herein by reference to Exhibit 10.2 to the Registrant’s registration statement on Form F-1, as amended, filed on April 19, 2016) (Securities Act File No. 333-210584)

99.3*

Yintech Investment Holdings Limited Amended and Restated Pre-IPO Restricted Share Unit Scheme (incorporated herein by reference to Exhibit 10.3 to the Registrant’s registration statement on Form F-1, as amended, filed on April 19, 2016) (Securities Act File No. 333-210584)

* Filed herewith

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